UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

ENHABIT, INC.
(Name of Registrant as Specified In Its Charter)

AREX CAPITAL MASTER FUND, LP

AREX CAPITAL PARTNERS, LP

AREX CAPITAL, LTD.

AREX CAPITAL GP, LLC

AREX CAPITAL MANAGEMENT, LP

AREX CAPITAL MANAGEMENT GP, LLC

ANDREW RECHTSCHAFFEN

JAMES T. CORCORAN

MEGAN AMBERS

MAXINE HOCHHAUSER

MARK W. OHLENDORF

ANNA-GENE O’NEAL

DR. GREGORY S. SHEFF

JUAN VALLARINO

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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AREX Capital Master Fund, LP, an exempted limited partnership organized under the laws of the Cayman Islands, together with the other participants named herein (collectively, “AREX”), has filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2024 annual meeting of stockholders (the “Annual Meeting”) of Enhabit, Inc., a Delaware corporation (the “Company”).

Item 1: On July 22, 2024, AREX issued an open letter to its fellow stockholders, a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference.

Item 2: On July 22, 2024, AREX issued the following press release:

AREX Capital Urges Fellow Stockholders to Support Meaningful Change at Enhabit at the Upcoming Annual Meeting

Reiterates that Two Leading Proxy Advisory Firms Have Recommended Stockholders Support Meaningful Change to Enhabit’s Board

Reminds Stockholders that Enhabit Has Historically Made Excuses for Poor Performance and Empty Promises

Underscores Opportunity Stockholders Have to Add Industry-Specific Expertise to Enhabit’s Board at the Annual Meeting on July 25th

New York (July 22, 2024) — AREX Capital Management, LP (together with its affiliates, “AREX”), the beneficial owner of approximately 4.9% of the outstanding common shares of Enhabit, Inc. (NYSE: EHAB) (“Enhabit” or the “Company”), today issued an open letter to its fellow stockholders asking them to address the deficiencies of Enhabit’s current board of directors by electing the full AREX slate, which AREX believes will support the creation of long-term value for all stockholders.

The full text of the letter can be found here: AREX Letter to Enhabit Stockholders.1

AREX encourages stockholders to vote for all seven of its highly qualified nominees on the WHITE Proxy Card at the upcoming 2024 Annual Meeting of Stockholders on July 25, 2024. AREX believes this will ensure that Enhabit has a board of directors with the right experience and skills to effectively oversee management and help them drive operational improvements that can lead to significant value creation for stockholders.

Stockholders are encouraged to visit www.rehabEHAB.com for additional information and to download the presentation detailing the AREX Slate’s comprehensive plan to turn around Enhabit’s operational performance: Rehabilitate Enhabit.2

1 https://4b216008-24ac-4184-9324-3ce8da548a35.usrfiles.com/ugd/4b2160_dd048dca776b490ca45a5e970abd3e25.pdf

2 https://rehabehab.s3.us-west-1.amazonaws.com/Rehab+EHAB+Presentation+June+2024.pdf

About AREX

AREX Capital Management, LP is a value-oriented investment firm based in New York City. AREX takes a long-term, opportunistic approach to investing and focuses primarily on publicly traded companies with significant, unrealized potential.

Contacts

Investor Contact

Saratoga Proxy Consulting
John Ferguson
(212) 257-1311
rehabEHAB@saratogaproxy.com

Media Contact

Longacre Square Partners
Charlotte Kiaie / Bela Kirpalani
(646) 386-0091
rehabEHAB@longacresquare.com

Item 3: On July 22, 2024, AREX posted the following material to www.rehabehab.com: